EMPLOYMENT TERMINATION AGREEMENT


                THIS EMPLOYMENT TERMINATION AGREEMENT ("Agreement") is entered into this 11th day of March, 1996 by and between UDC HOMES, INC., a Delaware corporation (the "Company"), and RICHARD C. KRAEMER ("Kraemer").

                WHEREAS,  the Company  and  Kraemer are parties to that  certain
Employment   Agreement,   dated  as  of  September  15,  1995  (the  "Employment
Agreement");

                WHEREAS, Kraemer recently informed the Company of his desire to resign as an officer and director of the Company effective immediately and to terminate his employment with the Company effective June 30, 1996 (the "Termination Date");

                WHEREAS, the Company has requested Kraemer to provide, and Kraemer has agreed to provide, advisory and consultative services to the Company from the Termination Date through December 31, 1996; and

                WHEREAS, the Company and Kraemer are entering into this Agreement in order, among other things, (i) to set forth their mutual agreement as to the terms and conditions of Kraemer's employment by the Company during the period beginning on the date hereof and ending on the Termination Date (the "Transition Period"), (ii) to set forth their mutual agreement as to the payments and other benefits to be paid or provided to Kraemer in connection with or arising out of the termination of his employment with the Company, (iii) to set forth their mutual agreement as to the terms and conditions under which Kraemer will provide advisory and consultative services to the Company from the Termination Date through December 31, 1996 (the "Advisory Period"), (iv) to terminate the Employment Agreement except as provided in this Agreement and (v) to fully and completely settle and compromise any and all disputes, controversies, claims and causes of action of any kind whatsoever arising out of or in connection with the relationship of, and any and all transactions or dealings between, Kraemer and the Company prior to the date hereof.

                NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties (intending to be legally bound) hereby covenant and agree as follows:

                1. Termination of Employment Agreement; Continued Employment Hereunder. Except as otherwise provided in this Agreement, the Employment Agreement is hereby terminated and neither Kraemer nor the Company shall have any further rights or obligations thereunder. The Company agrees to continue Kraemer's employment with the Company during the Transition Period and Kraemer agrees to remain in the employment of the Company during the Transition Period, in each case on the terms and conditions set forth in this Agreement.

                2. Duties and Compensation During Transition Period. (a) During the Transition Period:

                (i) Kraemer shall remain in the employment of the Company in accordance with the provisions of this Agreement and shall have only those duties and responsibilities (commensurate with his employment under the Employment Agreement) as from time to time may be reasonably assigned to him by Drew M. Brown;

                (ii) the Company shall pay to Kraemer a monthly salary of $29,166.66, payable in semi-monthly amounts of $14,588.33;

                (iii) the "Daily Reductions" shall continue to be made under that certain Promissory Note of Kraemer dated September 15, 1995 and payable to order of the Company in the original principal sum of $502,600.27 (the "Promissory Note"), the same as if Kraemer remained employed by the Company pursuant to the terms of the Employment Agreement at all times during the Transition Period;

                (iv) the Company shall provide Kraemer with reasonable part-time secretarial assistance;

                (v) until  March  31,  1996,  Kraemer  shall be  entitled  to an
       automobile   allowance  of  $500  per  month,  plus  repair,   insurance,
       maintenance and operating expenses;

                (vi) Kraemer shall not be required to keep regular office hours; and

                (vii) Kraemer shall not be entitled to any compensation or employment benefits except as provided in this Agreement.

                (b) The Company's obligation to pay the compensation described in clauses (ii) and (iii) of paragraph (a) above shall not be affected by any termination, during the Transition Period, of Kraemer's employment under this Agreement by the Company for any reason.

                (c) The Company agrees to reimburse Kraemer for all expenses reasonably incurred by him during the Transition Period in the performance of the duties and responsibilities described in paragraph (a)(i) above. Requests for reimbursement shall be accompanied by appropriate documentation.

                3. Duties and Compensation During Advisory Period. (a) During the Advisory Period:

                (i) Kraemer, acting as an independent contractor and not as an employee, shall render to the Company such services of an advisory or consultative nature as the chairman of the Board of Directors of the Company may reasonably request from time to time so that the Company may continue to have the benefit of Kraemer's experience and knowledge of the business and affairs of the Company;

                (ii) Kraemer shall not be required (A) to devote all or any substantial portion of his business time to Company affairs, (B) to travel outside the greater Phoenix metropolitan area or (C) to spend time at Company offices except to the extent necessary to diligently and efficiently perform the tasks assigned to him;

                (iii) the "Daily Reductions" shall continue to be made under the Promissory Note, the same as if Kraemer remained employed by the Company pursuant to the terms of the Employment Agreement at all times during the Advisory Period;

                (iv) Kraemer shall not be an employee of the Company and, accordingly, shall not accrue any vacation benefits or participate in the Annual Incentive Plan or the Long- term Incentive Plan (as such terms are defined in the Employment Agreement); and

                (v) the Company shall provide Kraemer with reasonable part-time secretarial assistance.

                (b) The "Daily Reductions" described in paragraph (a)(iii) above shall not be affected by any termination of Kraemer's services under this
       Section 3 for any reason.

                (c) The Company agrees to reimburse Kraemer for all expenses reasonably incurred by him during the Advisory Period in the performance of services described in paragraph (a)(i) above. Requests for reimbursement shall be accompanied by appropriate documentation.

                4. Resignation as Director and Officer. Kraemer hereby resigns as a director and officer of the Company and all of its subsidiaries, in each case effective as of the date of this Agreement.

                5. Severance Payment. The Company shall pay to Kraemer a cash severance payment in the amount of $1,400,000, payable in six installments as follows:

                              Date                               Amount
                              ----                               ------

                         August 1, 1996                        $  30,000
                         September 1, 1996                        30,000
                         October 1, 1996                          30,000
                         November 1, 1996                         30,000
                         December 1, 1996                         30,000
                         January 1, 1997                       1,250,000

Such severance payment shall be in lieu of, and is not in addition to, (i) any severance payment due or which may become due to Kraemer under Article IV of the Employment Agreement, (ii) any amounts due to Kraemer under the Annual Incentive Plan, (iii) any amounts or equity participation due to Kraemer under the Long-term Incentive Plan and (iv) any other amounts due to Kraemer under the Employment Agreement except as expressly provided in this Agreement.

                7. Confidential Information and Non-Competition. (a) Article V of the Employment Agreement shall remain in full force and effect in accordance with its terms notwithstanding the termination of the Employment Agreement pursuant hereto; provided, however, that, anything herein or in the Employment Agreement to the contrary notwithstanding, Section 5.2 of the Employment Agreement shall automatically terminate on December 31, 1996 and, accordingly, shall have no force or effect after such date.

                (b) Prior to January 1, 1999, Kraemer will not, whether for his own account or for the account of any other person, (i) solicit, endeavor to entice or induce any employee of the Company to terminate his employment with the Company in order to accept employment elsewhere or (ii) hire any employee of the Company.

                8. Insurance Benefits. (a) The Company agrees that it will continue paying the insurance premiums described in Section 3.6 of the Employment Agreement until March 31, 1996.

                (b) The Company agrees that, until December 31, 1999, it will cause Kraemer and Kraemer's eligible dependents to be continuously covered by and to continuously participate in, to the fullest extent allowable under the terms thereof, all health insurance plans and programs that may be offered to the senior executive officers of the Company so that Kraemer and his eligible dependents will receive, at all times prior to December 31, 1999, the same benefits under such plans and programs as they would have been entitled to receive had Kraemer remained a senior executive officer of the Company; provided, however, that (i) Kraemer shall reimburse the Company for all premiums attributable to Kraemer's participation in such plans and programs after March 31, 1997, (ii) nothing herein shall prejudice Kraemer's rights and privileges under COBRA and (iii) nothing herein shall preclude the Company from giving notices to Kraemer as required by COBRA.

                9. Promissory Note. The Company acknowledges and agrees that the Promissory Note shall automatically be canceled and discharged on January 1, 1997 and that after such date neither Kraemer nor any other person shall have further obligation or liability whatsoever on or with respect to the Promissory Note or the indebtedness evidenced thereby.

                10. Reimbursement of Legal Expenses. The Company agrees to reimburse Kraemer for all reasonable legal fees and expenses (not to exceed $2,000) that Kraemer may incur in connection with the negotiation, preparation and execution of this Agreement.

                11. Public Announcement, Etc. (a) Neither party shall make any press release or public announcement regarding this Agreement or the contents hereof without the prior approval (which shall not be unreasonably withheld) of the other party.

                (b) Each of the parties acknowledge that the confidentiality of this Agreement is of paramount concern to the other party. Accordingly, neither party shall disclose any of the terms of this Agreement to any third party, whether or not inquiry is made as to the existence of this Agreement or the terms hereof. Nothing in this Agreement shall prohibit either party from disclosing any information as required by law or legal process or in connection with the enforcement of this Agreement or any litigation relating thereto. Moreover, nothing in this Agreement shall prohibit either party from disclosing information to such party's relatives, directors, officers, employees, accountants, attorneys and other representatives on a need-to- know basis.

                12. Release by Company. (a) Subject to paragraph (b) below, the Company hereby unconditionally and irrevocably releases, remises, acquits and forever discharges Kraemer from any and all debts, demands, claims, causes of action, suits, charges, damages, obligations and liabilities of every kind and nature whatsoever and whether known or unknown, both at law (whether common law, statutory or otherwise) and in equity, (collectively, "Claims") which the Company has, ever had or might have, directly or indirectly, against Kraemer arising, in whole or in part, from a state of facts extant on the date hereof or in any way relating to matters occurring prior to the date hereof, including (without limitation):

                (i) Claims (whether known or unknown) with respect to, arising out of or relating to, (A) any and all transactions or dealings between the Company and Kraemer, (B) Kraemer's service as, and any and all actions taken or omitted by Kraemer in his capacity as, an employee, officer or director of the Company, (C) any breach or alleged breach of the Employment Agreement by Kraemer or (D) the termination of Kraemer's employment with the Company or any of the events or circumstances leading to, surrounding or resulting (in whole or in part) in such termination,
       (E) any breach or alleged breach of any duty to the Company, its stockholders or any other person (whether arising under statute, common law or contract); and

                (ii) Claims (whether known or unknown) for recovery of attorneys' fees, defamation, libel, slander and any other contract and tort claims under state of federal law which are now existing, presently known or hereafter discovered that could be raised by the Company.

The Company agrees that it will not institute any lawsuit against Kraemer based, in whole or in part, on any Claim referred to above. It is specifically understood and agreed, however, that the foregoing release and agreement shall not affect the Company's right to enforce this Agreement in accordance with its terms.

                (b)  The  compromise,   settlement  and  release  set  forth  in
paragraph (a) above shall not apply to any action taken or omitted by Kraemer prior to the date hereof which:

                (i) is not known to DMB Associates, Inc. ("DMB") on the date hereof; and

                (ii) (A) constitutes a breach of Kraemer's fiduciary duty of loyalty, as a director, to the Company or its stockholders, (B) was not taken in good faith or involves intentional misconduct or a knowing violation of law or (C) resulted in a transaction from which Kraemer derived an improper personal benefit.

For purposes of clause (i) above, facts, circumstances and other information shall be deemed known to DMB if such facts, circumstances or other information are known to (x) any of DMB's stockholders, directors, officers or employees,
(y) any directors, officers or employees of any subsidiary of DMB or (z) any person acting as an agent or attorney of DMB or any of its subsidiaries with respect to any matter involving the Company.

                (c) The Company acknowledges that (i) it has read this Agreement and fully understands it to be a full and complete compromise, settlement and release of the Claims referred to in paragraph (a) above, (ii) it has entered into this Agreement of its own free will and accord without reliance on any representation, warranty or assurance of any kind or character and (iii) no oral understandings, statements, promises or inducements (express or implied) contrary to the terms of this Agreement exist.

                13. Release by Kraemer. (a) Kraemer hereby unconditionally and irrevocably releases, remises, acquits and forever discharges the Company and its former, present or future stockholders, directors, officers, employees, agents and attorneys and all persons acting by, through, under or in concert with the Company (collectively, the "Company Releasees") from any and all Claims which Kraemer has, ever had or might have, directly or indirectly, against the Company Releasees (or any of them) arising, in whole or in part, from a state of facts extant on the date hereof or in any way relating to matters occurring prior to the date hereof, including (without limitation):

                (i) Claims (whether known or unknown) with respect to, arising out of or relating to, (A) any and all transactions or dealings between the Company and Kraemer, (B) Kraemer's service as an employee, officer or director of the Company, (C) the termination of Kraemer's employment with the Company or any of the events or circumstances leading to, surrounding or resulting (in whole or in part) in such termination, (D) any breach or alleged breach of the Employment Agreement by the Company, (E) any wrongful discharge or employment discrimination under common law, the Arizona Civil Rights Act or Title VII of the Civil Rights of 1964, as amended, (F) any age discrimination under the Arizona Civil Rights Act or the Age Discrimination in Employment Act of 1967 (29.U.S.C ss. 626) as amended, (G) any intentional or negligence infliction of emotional distress or any nonpayment of wages, bonuses, vacation pay or any other compensation as defined by A.R.S. ss. 23-351 et seq., (H) any breach of the implied covenant of good faith and fair dealing and (I) any tortious interference with employment relationships; and

                (ii) Claims (whether known or unknown) for benefits, claims for recovery of attorneys' fees, defamation, libel, slander and any other contract and tort claims under state of federal law.

Kraemer agrees that he will not institute any lawsuit against the Company Releasees (or any of them) based, in whole or in part, on any Claim referred to in this paragraph (a). It is specifically understood and agreed, however, that the foregoing release and agreement shall not affect (i) Kraemer's right to enforce this Agreement in accordance with its terms or (ii) Kraemer's rights to indemnification under the Company's charter or bylaws or under any separate written agreement between Kraemer and the Company.

                (b) Kraemer represents and warrants to the Company that he has not filed any legal proceedings against the Company or any administrative complains/charges with any state of federal agencies arising out of his employment or resignation of employment by the Company.

                (c) Kraemer acknowledges that (i) he has read this Agreement and fully understands it to be binding and enforceable and a full and complete compromise, settlement and release of the Claims referred to paragraph (a) and
(b) above, (ii) he has entered into this Agreement on advice of legal counsel and of his own free will and accord without reliance on any representation, warranty or assurance of any kind or character, (iii) no oral understandings, statements, promises or inducements (express or implied) contrary to the terms of this Agreement exist and (iv) he does not consider himself to be in a disparate bargaining position relative to the Company with respect to the matters covered by this Agreement.

                14. Tax Withholdings. The Company shall be entitled to withhold from all payments hereunder all applicable taxes (federal, state or other) which it is required to withhold therefrom.

                15. Non-disparagement. The Company agrees that it will not make any statements which are intended to disparage, discredit or injure the reputation of Kraemer. Kraemer agrees that he will not make any statements which are intended to disparage, discredit or injure the reputation of the Company or any other Company Releasee.

                16. Return of Company Property, etc. (a) Kraemer shall execute and deliver such documents and take all other actions as the Company may request from time to time in order to effect the transfer and delivery to the Company on the Termination Date of any Company assets in the possession of Kraemer or held in his name, including (without limitation) credit cards, travel authority cards, parking cards and identification badges.

                (b) Except as provided herein with respect to the Promissory Note, all loans or advances made to Kraemer by the Company shall be settled and paid on or before the Termination Date.

                17. No Right of Set-Off; No Mitigation. (a) The Company's obligations to make payments to Kraemer hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against Kraemer.

                (b) The provisions of this Agreement are not intended to, nor shall they be construed to, require that Kraemer mitigate the amount of any payment provided for in this Agreement by seeking or accepting other employment, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by Kraemer as a result of employment by another employer or otherwise.

                18. Indemnification. Nothing in this Agreement is intended to, and no provision of this Agreement shall be construed so as to, (i) terminate, reduce, impair or expand in any respect the right of Kraemer to be indemnified by the Company, nor the obligation of the Company to indemnify Kraemer, under and in accordance with the articles of incorporation and bylaws of the Company (in each case, as in effect on the date hereof) with respect to claims arising (in whole or in part) from a state of facts extant on the date hereof or relating to matters occurring prior to the date hereof, regardless of when such claims may arise or be asserted or (ii) terminate, reduce, impair or expand in any respect any right or protection afforded to Kraemer under paragraph (4) of Article Fifth of the Company's Restated Certificate of Incorporation.

                19.  Non-Admission;   Revocation.  (a)  By  entering  into  this
Agreement, neither party admits to any liability or wrongdoing whatsoever with respect to the other party.

                (b) Kraemer acknowledges that he has been given the opportunity to consider settling with the Company in accordance with terms of this Agreement for 21 days preceding his execution of this Agreement. Kraemer understands and acknowledges that (i) he may revoke this Agreement within seven days of the te he executes it and (ii) if this Agreement is not revoked within such seven-day period, this Agreement will be effective and enforceable. Kraemer agrees, in the event he revokes this Agreement as aforesaid, that the Employment Agreement shall be fully and completely reinstated and that he will return to the Company all of the cash consideration that has been actually paid to him by the Company under this Agreement, if any.

                20. Dispute Resolution. In the event a dispute shall arise between the parties as to whether the provisions of this Agreement have been complied with, the parties agree to resolve such dispute in accordance with the provisions set forth in Article VI of the Employment Agreement, which provisions are hereby incorporated in this Agreement as if set forth herein in their entirety.

                21. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PROVISIONS THEREOF.

                22. Successors and Assigns. This Agreement shall be binding upon, be enforceable against and enure to the benefit of (a) the Company and its successors and assigns and (b) Kraemer and his heirs, legal representatives and assigns.

                23. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

                24. Amendments and Waivers. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing and signed by Kraemer and one or more officers of the Company.

                25. Counterparts. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original for all purposes.

                26. Interpretation. The Section headings herein are for convenience only and shall not affect the construction hereof. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. No provision of this Agreement shall be construed against either party solely because that party (or its legal representative) drafted such provision.

                27. Entire Agreement; etc. This Agreement and the Employment Agreement constitute the entire agreement between the Company and Kraemer relating to the matters covered hereby and thereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. The parties acknowledge that this Agreement terminates the Employment Agreement except as otherwise provided herein. In the event of a conflict or inconsistency between the provisions of the Employment Agreement and the provisions of this Agreement, the provisions of this Agreement shall govern and control.

                28. Further Assurances. Each party agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect and carry out the intent and purposes of this Agreement.

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    UDC HOMES, INC.



                                    By:  /s/  Drew M. Brown
                                         ---------------------------------------
                                    Printed Name:  Drew M. Brown



                                    /s/ Richard C. Kraemer
                                    --------------------------------------------
                                    Richard C. Kraemer